EXHIBIT 99.2

Q1 ‘03 Earnings Call

1. (Bob) Welcome, safe harbor statement and agenda overview

•	Good Afternoon! This is Bob Barton, Chief Financial Officer of drugstore.com.

•	Welcome to our earnings call for the first quarter of 2003.

•	With me on the call today is Kal Raman, President and CEO.

•	Before we get started, I want to remind you that the information on this call may include forward-looking statements. Words such as “expects,” “believes” and similar expressions are intended to identify forward-looking statements, which involve risks and uncertainties that could cause drugstore.com’s actual results to differ materially from those discussed in the forward-looking statements. In particular, comments about drugstore.com’s anticipated future revenues, earnings and growth rate are forward-looking. Factors that could cause actual results to differ materially from anticipated results are detailed in our periodic filings with the SEC on Forms 10-K and 10-Q.

•	I would also like to point out that during the call we do mention certain non-GAAP financial measures. These measures, such as EBITDA, will be explained during the call and reconciled back to the most comparable GAAP financial measures.

•	In a moment, I’ll turn the call over to Kal, who will give you the headline news for the quarter.

•	Following his comments I will review our first quarter operating results and provide guidance for the second quarter. We will then open the call for questions.

•	At this point, I’ll turn the call over to Kal, to provide you with the highlights.

2. (Kal) Thanks, Bob.

•	Welcome everyone, and thank you for joining us this afternoon. Today I am pleased to share with you our first quarter 2003 results. Let’s begin.

•	Net Sales were a record $57.1M and grew by 30% year over year. This also represents 4% sequential growth over our seasonally strong fourth quarter, and we believe it is a good indication of our momentum in what remains a difficult market for other retailers.

•	Our growth was driven by accelerated year over year OTC sales growth, along with solid growth from our pharmacy. OTC sales grew by 32%, up from a growth rate of 14% one year ago, and our pharmacy sales grew by 29%. We believe that we can attribute some of the Q1 growth to our loyalty programs that we launched in Q4 of last year. I will talk more about those programs in a moment.

•	Our net GAAP loss for the quarter was $5.6M and reflected the lowest GAAP loss in our Company’s history.

•	On an EBITDA basis, our loss for the quarter was $3.2M, and was within our previous guidance. We define EBITDA as Earnings Before Interest, Taxes, Depreciation and Amortization of Intangible Assets, [Non-Cash Marketing and Stock Based Compensation, and adjusted for the cumulative effect of change in accounting principle.

•	I am pleased with these results, and believe that we remain on track to reach our target of EBITDA profitability in Q4.

•	While we still have a lot of work ahead of us, we’ve made some significant investments during Q1 that provide a solid foundation to reach our financial target. These strategic investments include:

•	our investment in customer loyalty programs

•	our development of new partnerships and improving existing relationships

•	the addition of new product categories and improved product selection

•	and finally, our investments in inventory to replenish core products and improve customer service

•	Let’s discuss each in more detail.

•	As you recall during our last conference call, we had launched three new loyalty programs in Q4 to drive customer retention and repeat sales volume. Those programs include: Free Shipping with Orders over $49, Diamond Deals (your personalized circular) and drugstore.com dollars (a 5% rebate program for repeat purchasers). With one quarter behind us, the top line results are encouraging. We believe that these programs had a positive impact on both new and repeat customers this quarter. Our trailing twelve month active customer base continues to grow and now exceeds 1.27M, reflecting a growth rate of 21% over Q1 of the previous year. And the average annual spend of an active customer has grown by $14 year over year to $163.

•	These programs did place some downward pressure on gross margin and will likely slow the growth of our gm %, but they are driving top line sales and the customer behavior we desire. Moving forward, we will be refining these programs in an effort to maximize the benefits of these programs for our customers and drugstore.com, while attempting to minimize the impact on gross margin. Further, we will be managing our marketing budget, both discount dollars as well as sales & marketing expenses, as a whole to maintain our bottom line targets… In short, we believe that we can obtain our 2003 profitability targets with a slightly lower GM% by moderating our advertising spend.

•	Now I would like to share some great news on the partnership front....

•	While we continually search for new relationships that will support our operational goals, we also welcome the opportunity to improve or enhance existing relationships. Toward that end, we have broadened the nature of our relationship with one of our key partners, AdvancePCS, the nation’s largest provider of health improvement services. We have entered into a revised partnership whereby drugstore.com will provide an online OTC shopping platform for AdvancePCS, which AdvancePCS will market to their customers and end users. This means drugstore.com will create, host, and maintain the OTC shopping portion of the AdvancePCS Web site. We believe providing shopping platforms for health service providers will continue to be a potential growth opportunity for us, and we are proud to provide this solution for our partner.

•	Also on the business development front, we have signed a non-exclusive deal to fulfill 90 day prescriptions for DestinationRx. DestinationRx is a pharmacy benefit manager, and an online comparison-shopping guide for pharmaceutical, health, and wellness products. This relationship is an opportunity for us to further demonstrate our ability to fulfill prescription volume for PBM’s, insurance plans, cash card programs, and employer groups and deliver our leading edge online pharmacy services like eMedalert to new customer groups. With minimal investment, we will be able to leverage the infrastructure already in place in our distribution center. We believe this opportunity could provide as many as 5,000 90-day scripts per month by Q3.

•	Additionally during the quarter, we completed our work to enable the launch of two new partnerships, SynapseConnect, and AC Lens. These relationships allow us to deliver more products and more value to our customers. SynapseConnect which launched in March, now allows us to offer over 600 magazine titles, and our Contact Lens Store, through the help of AC Lens, will launch at the end April and enable customers to meet a key replenishment need with one stop shopping at drugstore.com. Both of these partnerships are examples where we can strengthen our customer value proposition and drive margin dollars while avoiding inventory risk. We anticipate that these partnerships along with other relationships including 1800 Wheelchair, PetCareRx, and flowers by FTD will continue to offset some of the margin impacts of our retention programs.

•	We are also excited about our investment in new stores and expanded product selection. One of the highlights in the first quarter was the successful re-launch of our Sexual Well Being Store. We re-launched the Store in February to coincide with Valentines Day. The early results have demonstrated [79% growth of this category year over year since our re-launch. We believe this is a growing category on the web and we provide our customer with a safe, private setting to conveniently shop for these products.

•	We launched a new Healthy Woman Store in April. This Store offers conventional and alternative solutions for women’s health concerns such as family planning, anti-aging, osteoporosis, and cancer prevention. It also offers one of the largest assortments of menopause products on the Web. In addition, the Store includes a health guide, which provides content to help consumers make informed decisions when purchasing health-related products. .

•	We also continued to focus on appropriate product offerings in our core categories. We have worked hard to present the right products to the right customers at the right time. With that in mind, emergency preparedness has been an important product category for us. Sales of first aid kits are up 95% year over year, batteries are up 111%, and Potassium Iodide tablets, which reduce the chance that radioactive iodine will enter the thyroid gland, have also increased considerably. And speaking of appropriate timing, now that spring is in the air, the allergy season is upon us. Sales of allergy products are also up from last year, thanks in large part to OTC Claritin sales. drugstore.com was the first to market with OTC Claritin, within only three hours of FDA approval.

•	We also have some exciting new products that were introduced in Q1. We are now the exclusive online seller of Pre-Seed, a sperm friendly lubricating gel for fertility issues, available in our Sexual Well Being Store. And in Beauty.com, we added the Lola make-up line, and have plans to add NARS, another popular make-up line and Bliss Labs, a bath and body line during the second quarter.

•	During the quarter we also made a conscious effort to improve our customer service levels, by increasing inventory stock levels. We believe this investment will help reduce backorders and please the customer with an even broader selection of inventory. This effort did impact our use of cash for the quarter, but we believe it was the right thing to do for our customer, and we should get a very good return on this investment.

•	Once again, each of these Q1 activities represents significant pieces of our overall strategy that required focus during this quarter and likely the quarter to follow. While we are cautious of the immediacy of the return regarding these investments, we are confident that they are setting the ground for our EBITDA profitability goals for Q4.

•	In summary, I am pleased with all of our accomplishments in the Q1. While we still have a lot of work ahead of us, we made some substantial investments in our business this quarter to further grow our business and remain on track to reach our financial goals of becoming EBITDA positive. I will now turn the call over to Bob Barton who will review our 1st quarter results in more detail.

(Bob) Thanks, Kal

•	This afternoon we are very happy to share our financial results for first quarter 2003. Over the next several minutes I’ll walk you through the income statement in detail, discuss our cash position and balance sheet… and finally provide guidance for the second quarter.

Let’s Start with Net Sales

•	As Kal mentioned, net sales for the first quarter reached an all-time high of $57.1M, and represents a year over year increase of $13.1M or 30%. Our revenue growth for the quarter was attributable to our order volume which grew by 23% year over year, and increasing basket sizes, which I’ll address in a moment.

•	Revenue growth was almost even between segments. OTC sales growth for Q1 was 32% from Q1 of ‘02, and exceeded Rx revenue growth for the first time in several quarters. Pharmacy sales grew by 29% and represented 58% of net revenue.

•	Net revenue per order was $71 in Q1 and reflects a $4 or 6% increase from the prior year. OTC baskets grew by 8% to $50, and Rx baskets grew by 4% to $99.

•	Total customers served life to date now approximates 3.5M, and reflects an increase of 236K new customers to our base during the quarter.

•	And orders from repeat customers for the quarter represented 71% of the total. On an absolute basis, repeat orders reflect an all time high, exceeding our previous high by 8% or 40K orders.

Moving on to Gross Margin

•	Our Q1 gross margin was 18.4%, and represents a year over year decline of 100 basis points, but absolute gross profit dollars increased by 23% or $2 million.

•	The erosion in the margin % was a result of the customer retention programs implemented in Q4. As Kal mentioned earlier, we plan to make refinements to our retention plans as well as moderating our advertising spend in appropriate levels to maintain our overall profitability targets for the year. With this planned activity in mind, we anticipate that Q2 margins will approximate the 19-19.5% range.

•	On to Expenses

We’ll Start with Marketing & Sales

•	Marketing and sales expense for the quarter was $3.8M, or 6.7% of net sales, reflecting an improvement from 8.2% in Q4…

•	Marketing & sales expense per new customer was $16 in Q1, a record low, and reflected a sequential improvement over Q4 of 2002 of 10% or $2.

•	We anticipate marketing & sales expense per new customer will remain relatively flat in Q2.

Next, Fulfillment & Order Processing (which includes customer care and credit card fees)

•	Fulfillment and order processing expense was $7.2M in the first quarter, or 12.5% of sales, which is down from 12.8% in the fourth quarter.

•	We anticipate fulfillment and order processing expense as a % of sales will remain relatively flat in Q2 as well.

Other Operating Expenses

•	Technology and content expense was $2.1M in Q1 which reflects a $500K or 19% improvement from Q4. Please note that during the quarter we capitalized $360K of expense associated with the development of website infrastructure created to support our new partnerships.

•	And general and administrative expenses were $2.7M in Q1.

Net Loss

•	On a GAAP basis, the net loss for the first quarter was just $5.6M… an all time low… and reflects a loss reduction of $282K, or 5% from the previous quarter. On a per share basis, the GAAP net loss for the quarter was $0.08.

•	Our EBITDA loss for the quarter (defined as Earning Before Interest, Taxes, Depreciation and Amortization of Intangible Assets, Non-Cash Marketing and Stock Based Compensation, and adjusted for the cumulative effect of change in accounting principle) was $3.2M… you can reconcile our EBITDA loss back to our GAAP net loss, which is the most comparable GAAP financial measure, by deducting $1.6M of depreciation expense, $573K of noncash marketing expense, $156K of stock based compensation and $366K of amortization from intangibles, and adding back $204K of net interest income. Year over year Q1 we have reduced our EBITDA loss on this basis by $4.3M or 58%.

Headcount

•	We ended the fourth quarter with 412 full time and temporary employees. Excluding temporary and contract workers, our employee base is at 381 heads.

Balance Sheet

•	With regard to our cash position, we ended Q1 with $56.2M in cash, cash equivalents and marketable securities. This reflects a change in cash of $5.6M, of which $2.7M relates to a build up of inventory. As Kal mentioned earlier, we ended Q4 with very low inventory levels and decided to replenish some of our core products, reduce the risk of backorders and take advantage of some favorable buying opportunities. With this in mind, our inventory turns remained high at 28 turns per year. While we will continue to adjust inventory levels throughout the year, at this time we do not anticipate making another investment of this size in the rest of ‘03.

•	So that completes our financial results for the first quarter of 2003. We are pleased with the progress we have made, and continue to believe that we are on track to achieve our financial targets for 2003…

•	Now let’s move on to our outlook for Q2.

•	We expect net sales to be in the range of $55-$59M, with pharmacy sales approximating 55 to 60% of the mix.

•	And, we anticipate a GAAP net loss of $4.8 million to $5.8 million. On an EBITDA basis, we expect a loss range of $2.5 million to $3.5 million. Forecasted GAAP net loss can be reconciled to forecasted EBITDA loss by adding back anticipated depreciation expense of approximately $1.6 million, anticipated amortization of intangible assets of approximately $200,000, anticipated non-cash marketing amortization of approximately $570,000, expected amortization of stock based compensation of $130K, and subtracting anticipated net interest income of approximately $160,000 to $170,000.

•	With that I turn the call over for questions.